AUDIT ALLIANCE LLP®
A TOP 30 INTERNATIONAL AUDIT FIRM
CHARTERED ACCOUNTANTS
AUDIT. TAX. BUSINESS ADVISORY SERVICES

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

20 Maxwell Road, #11-09, Maxwell House, Singapore 069113

Website : www.allianceaudit.com

January 24, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated January 24, 2022 of YCQH AGRICULTURAL TECHNOLOGY CO. LTD and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

/s/Audit Alliance LLP